CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (333-192180) and Form S-8 (Nos. 333-159469, 333-165448, 333-172470, 333-179742, 333-186750, and 333-193968) of SolarWinds, Inc. of our report dated February 23, 2015 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Austin, Texas
February 23, 2015